EXHIBIT 21


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                         SUBSIDIARIES OF THE REGISTRANT

                                 AS OF JUNE 2002



SUBSIDIARY                                  STATE OF INCORPORATION/ORGANIZATION
----------                                  -----------------------------------
Agway Energy Products LLC...............................................Delaware
Agway Energy Services, Inc..............................................Delaware
Agway Energy Services - PA, Inc.........................................Delaware
Agway General Agency, Inc...............................................New York
Agway Insurance Company.................................................New York
Agway Realties, Inc.(1).................................................Delaware
Brubaker Agronomic Consulting Service LLC...............................Delaware
Country Best Adams LLC..................................................Delaware
Country Best-DeBerry LLC................................................Delaware
Feed Commodities International LLC (2)..................................Delaware
Independent Applicators, Inc............................................Delaware
Telmark LLC.............................................................Delaware
Telease Financial Services, Ltd...........................................Canada
Telmark Lease Funding II LLC............................................Delaware
Telmark Lease Funding III LLC...........................................Delaware


Notes:

(1)   Agway Realties, Inc. has been dissolved, effective September 19, 2002.

(2) Effective July 1999, Feed Commodities International, Inc. and Commodity Transport, Inc. were merged into Feed Commodities International LLC, a Delaware limited liability company; Feed Commodities International LLC is the surviving entity.